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                                                                   Exhibit 10.29

                         EXECUTIVE EMPLOYMENT AGREEMENT


     EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") made as of the 22 day of December 1997 between Atalanta/Sosnoff Capital Corporation (Delaware) ("Capital") and Atalanta/Sosnoff Management Corporation ("Management"), on the one hand, and James D. Staub (the "Executive"), on the other hand. Capital and Management are sometimes referred to collectively herein as the "Company.'

     WHEREAS, the Executive is currently an officer of Capital and Management, entities comprising the Company, and

     WHEREAS, the Company believes it is in the best interests of the Company to retain the Executive as an executive of the Company on the terms herein provided; and

     WHEREAS, the Executive is desirous of committing himself to serve the Company on the terms herein provided;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows.

     1. Effectiveness. This Agreement shall be effective July 1,1997 (the "Effective Date") upon the execution of this Agreement by the Company and the Executive.


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     2. Employment. The Company hereby agrees to employ the Executive, and the
Executive hereby accepts such employment, on the terms and conditions set forth herein for the period commencing on the Effective Date and expiring on December 31, 1999, unless such employment is sooner terminated as hereinafter set forth (such period is hereinafter sometimes referred to as the "Term of Executive's Employment").

     3. Position and Duties.

     (a) During the Term of Executive's Employment hereunder, the Executive shall serve as Senior Vice-President West Coast Marketing reporting to the Executive Vice President and Chief Operating Officer and, if the Company employs a Director of Marketing, to such Director of Marketing and to the Executive Vice President and Chief Operating Officer jointly, and to the Board of Directors of the Company, and subject to such reporting shall have supervision and control over, and responsibility for the marketing of investment management services offered by the Company and its subsidiaries and affiliates, including Capital and Management, on the West Coast of the United States and the Pacific Rim and shall have such other powers and duties as may from time to time be prescribed by the Company. The Executive shall devote his entire working time and efforts to the business and affairs of the Company.


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     4. Compensation.

     (a) Executive Base Compensation. During the Term of Executive's Employment hereunder, the Executive shall receive a base salary at the annual rate of not less than $175,000 (including deferred amounts) (the "Executive Base Compensation"), commencing upon the Effective Date or such amount in excess of Executive Base Compensation as the Company shall from time to time determine in its discretion, payable at such intervals or times as shall accord with the Company's normal procedure for similarly situated executives of the Company.

     (b) Sales Payout with respect to clients of the Company who become such clients during the Term of Executive's Employment as a direct result of the Executive's efforts shall be computed and paid as follows:

          (i) Executive shall receive a sales payout with respect to investment advisory fees received by the Company from such clients in an amount equal to twenty percent (20%) of the investment advisory fees received by the Company from each such client in respect of the first twelve (12) months during which such client is a client.

          (ii) Executive shall receive continuing payments after such first twelve month period in an annual amount equal to ten percent (10%) of the investment advisory fees received by the Company from such clients.

          (iii) With respect to Investment Accounts (as hereinafter defined), in lieu of the payments set forth in subparagraphs (i) and (ii) hereof, Executive shall


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     receive a sales payout with respect to investment advisory fees received by the Company from each such client who opens a limited partners account, shareholders account, or other equity owners account (an "Investment Account") as a limited partner in partnerships, or as a shareholder in foreign or domestic corporations, or as an equity owner in other entities, respectively, organized as private investment companies sponsored by the Company, under which the client participates with others as a limited partner, shareholder or equity owner, as applicable, in the investment returns of any such partnership, corporation or other entity and of which the Company is a general partner or investment manager, in the amount of fifteen percent (15%) of the investment advisory fees received by the Company wits respect to the first twelve (12) months in which such Investment Account is open at any such partnership, corporation or other entity and five percent (5%) with respect to any subsequent period during the Term of Executives' Employment hereunder. For the purposes hereof any performance allocation or profit participation to the general partner or investment manager of any such partnership, corporation or other entity if the recipient is the Company, shall be considered, together with any investment management fee, as advisory fees. Notwithstanding the foregoing, with respect to any Investment Account opened in (A) Sabre Capital International, Ltd., a British Virgin Island Investment Fund (Sabre Capital), as a direct result of Executive's efforts, if Executive has employed an independent solicitor, after consultation with and with the approval of the Company, unless the parties shall otherwise agree, the Executive shall receive the


                                                                               4
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     difference between the amount paid such solicitor and 20% of the investment advisory fees received by the Company during the Term of Executive's Employment hereunder and (B) Sabre Partners, L.P., a Delaware limited partnership, or in Sabre Capital, without the use of Company approved independent solicitor, as a direct result of Executive's efforts, Executive shall receive ten percent (10%) of the investment advisory fees received by the Company during the Term of Executives Employment hereunder.

          (iv) Payments shall be made within seventy-five (75) days after the end of the quarter in which the Company receives the fees upon which such payments are based. Notwithstanding subparagraphs (i), (ii) and (iii) hereof, no sales payout shall be made by the Company with respect to any advisory fees received by the Company on any client account if such account at the time the computation is made upon which such advisory fee payment is based is less than the following minimum with respect to the indicated types of accounts:

                 Minimum                         Type of Account
            ------------------                   ------------------------------
            (A)     $500,000                     Investment Account

            (B)     $1 Million                   Non-Investment Account
                                                 custodied at Bear, Stearns

            (C)     $5 Million                   Non-Investment Account
                                                 not custodied at Bear, Stearns

            (D)     $250,000                     "Wrap Account"


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All of the foregoing minimums shall be based on net capital contributions to the account and not on increases in the value thereof attributable to the market performance of the account. Notwithstanding the foregoing, Executive shall receive sales payouts with respect to any account which did not equal or exceed the foregoing minimums when it was opened commencing with respect to the fifth consecutive quarter in which the account did exceed the applicable minimum and thereafter.

     All determinations as to whether a client has become a client of the Company as a direct result of Executive's efforts shall be made by the Company in the exercise of its reasonable discretion.

          (v) In addition to the foregoing sales payouts, Executive shall receive sales payouts during the Term of Executive's Employment with respect to each client account and Investment Account existing as of the Effective Date the name of which is set forth on the annexed Schedule A, in the percentage set forth after each such account's name.

          (vi) The Company has advised Executive that it may from time to time require Executive to service certain accounts which he was not responsible for opening and that he will be compensated at the rate of 5% of the investment advisory fees received by the Company in accordance with the Company's normal practices for


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     its sales personnel. Any such accounts shall be identified in written memoranda and shall be signed by the Executive and the Company.

     (c) Expenses. During the Term of Executive's Employment hereunder, the Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures currently in effect for the executive officers of the Company) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy.

     (d) Fringe Benefits. The Executive shall be eligible to participate in or receive benefits under any profit-sharing or pension plan, savings plan, stock option plan, stock purchase plan, life insurance and/or death benefits plan, health-and-accident plan, or arrangement currently made available by the Company or made available in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of compensation to the Executive hereunder.

     (e) Perquisites. The Executive shall be entitled to receive perquisites appertaining to, and consistent with, his office in accordance with such practices as may be adopted by the Company from time to time.


                                                                               7

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     5. Offices; Directorships. The Executive agrees to serve without additional compensation, when elected or appointed thereto, in one or more offices in, the Company or any subsidiary or affiliate of the Company.

     6. Termination.

     (a) Disability. If, based on independent medical advice, from a physician selected by the Company, from a teaching hospital with expertise in the apparent disability, the Board of Directors determines that, due to physical or mental illness, the Executive has been unable to effectively perform his duties as a sales, marketing and client service officer hereunder for three consecutive months or four non-consecutive months in any twelve month period, the Company may terminate the employment of the Executive by delivering a Notice of Termination specifying a termination date not less than three months subsequent to such Notice of Termination. The return of the Executive to the performance of his duties in accordance with Section 3 hereof prior to the specified termination date shall not render such notice ineffective for the purpose of terminating Executive's employment hereunder.

     (b) Termination by the Executive. The Executive may terminate his employment hereunder voluntarily, provided that the Executive delivers to the Company a Notice of Termination specifying a termination date not less than ninety (90) days subsequent to the date of such Notice of Termination.

     (c) Termination by the Company. The Company may terminate the employment of the Executive, with or without cause, by delivering a Notice of


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Termination specifying a termination date not less than ninety (90) days subsequent to such Notice of Termination, except that, in the case of a Termination for Cause (as herein defined), a Notice of Termination shall be effective immediately. A `Termination Without Cause" shall mean a termination of the Executive's employment hereunder, other than a `Termination for Cause" as defined herein and other than pursuant to subsections (a), (b) or (d) hereof. A `Termination for Cause" shall mean a termination based upon the determination by the Board of Directors in the exercise of its reasonable discretion that one of the following events has occurred: (1) the Executive has been convicted of any crime involving moral turpitude, any felony, or any fraud or misrepresentation (whether or not involving a sentence of incarceration or fine); (2) Executive shall have become a subject of a proceeding before a judicial or administrative body of competent jurisdiction in which violation of federal or state law relating to securities is alleged; (3) Executive shall have become the subject of publicity or notoriety reasonably related to the Company's business, which in the judgment of the Chairman of the Board is inconsistent with the maintenance of the Company's good reputation; (4) Executive shall have failed after written notice from the Company to have preserved and enhanced client relationships with the Company, or to have professionally represented the Company's interests in marketing its services or to have otherwise acted in the Company's best interests; or (4) Executive shall have breached a material provision of this Agreement.


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     (d) The Executive's employment hereunder shall terminate upon his death.

     (e) Any termination (i) by the Company pursuant to subsections 6(a) or (c) above or (ii) by the Executive pursuant to subsection 6(b) above shall be communicated by written Notice of Termination ("Notice of Termination") to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision relied upon, and shall set forth the facts and circumstances claimed to provide a basis for termination of the Executive's employment hereunder.

     (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated under Section 6(a), on the date the Executive's employment is terminated by the Company in accordance with a Notice of Termination under Section 6(a), (iii) if the Executive's employment is terminated pursuant to a Notice of Termination under Section 6(c) the date upon which such termination becomes effective pursuant to this Agreement and such Notice of Termination, and (iv) December 31, 1999, if the Executive is employed by the Company at such date.

     (g) Except in the case of a Termination Without Cause, pursuant to Sections 6(c) the Executive shall be paid his Base Compensation earned to the Date of Termination. In the case of Termination Without Cause during the Executive's employment under this Agreement pursuant to Section 6(c) the Executive


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shall be paid by the Company his Base Compensation for a period commencing on the day following the Date of Termination and ending six months from the Date of Termination.

     (h) Notwithstanding the provisions of Paragraph (g) of this Section 6, except in the case of a Termination for Cause, in addition to the payments of Base Compensation as set forth in paragraph (g), the Executive shall be entitled to the additional continuing payments after the Term of Executive's Employment hereunder as follows:

          (i) For the purposes of computing Executive's continuing payments pursuant to this Section 6(h), the assets under management by the Company in each of the accounts with respect to which Executive receives compensation pursuant to Sections 4(b) hereof (the "Compensable Accounts") shall be determined as of the date of the end of the Term of Executive's

     Employment under this Agreement (such assets determined as of such date, with net additions after such date attributable to net capital contributions resulting from the direct efforts of the Executive, as determined by the Company in the exercise of its reasonable discretion, are referred to herein as the "Base Amount" for each Compensable Account). All continuing payments payable to Executive pursuant to this Section 6(h) hereof shall be computed hereunder as if for the purposes hereof the advisory fees received by the Company were computed on assets in each Compensable Account equal to the lesser of the (A) Base Amount for each Compensable Account or (B) 100% of the actual amount of assets in each


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     Compensable Account as of the advisory fee computation date for such
     Compensable Account. Continuing payments pursuant to this paragraph 6(h) shall be made with respect to advisory fees received allocable to the two consecutive annual periods of twelve months each (each of which is referred to herein as an "Annual Period"), the first of which shall commence as of the beginning of the month in which the Date of Termination as defined herein shall have occurred, and shall be payable quarterly in arrears, no later than seventy-five (75) days following the end of each quarter.

          (ii) Executive or his legal representative shall have the right, prior to the date on which he is entitled to payment with respect to each Annual Period pursuant to the Company's obligation to make continuing payments computed and payable under paragraph (h), subparagraph (i) of this Section 6, but not later than thirty (30) days prior to the beginning of each such Annual Period, to elect to defer the receipt of the amount (the "Deferral Amount") otherwise payable under such subparagraph (i) by delivery of a written notice (the "Deferral Notice") to the Company specifying his decision to defer payment of the Deferral Amount and instructing the Company to pay the Deferral Amount to the Executive in equal quarterly installments of principal and interest over a period to be specified by the Executive, but not exceeding ten years (the "Deferral Period"). Interest on the principal amount of the Deferral Amount shall be computed on the unpaid balance thereof at the "applicable federal rate" as defined in Section 1274(d) of the Internal Revenue Code of I 986, as amended,


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     (the "Code") (or applicable successor section of the Code) for the Deferral
     Period selected by the Executive.

          (iii) Upon receipt of the Deferral Notice by the Company instructing the Company to defer the Deferral Amount pursuant to subparagraph (ii) of paragraph (h) of this Section 6, and the execution of the instructions contained therein by the Company, the Company shall be discharged from any further obligation to make continuing payments to the Executive of the amounts otherwise payable to him pursuant to subparagraph (i) of paragraph
     (h) of this Section 6, except as provided in such subparagraph (ii).

          (iv) The Company makes no representation with respect to the federal, state or local tax consequences to Executive of the deferral of amounts otherwise payable under subparagraph (i) of paragraph (h) of this Section 6, or of payments made under subparagraph (ii) of paragraph (h) of this
     Section 6 by the Company pursuant to his instructions in the Deferral Notice, and Executive acknowledges that, in the event that it shall be determined by any tax authority that all or any part of the Deferral Amount is required to be currently recognized by him for federal, state or local income tax purposes at any time prior to receipt of payment thereof under such subparagraph (ii) or otherwise, any such tax consequences shall be solely Executive's responsibility and borne by him for his account, and Executive hereby agrees to indemnify the Company with respect thereto and hold it harmless.


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          (v) Except in the case of a Termination for Cause, if after the Term of Executive's Employment as provided herein, the Executive shall request, at a time when he is no longer employed by the Company, that he become a soliciting agent exclusively on behalf of the Company, the Company shall offer the Executive compensation therefor on the same basis as provided in
     Section 4(b) hereof with respect to each new client account which becomes a client account as a direct result of Executive's efforts, as determined by the Company in the exercise of its reasonable discretion, from the date of Executive's acceptance of the Company's offer to the date of the termination of the Executive's retention as a soliciting agent (the "Period of Soliciting Activities"). The Period of Soliciting Activities shall end upon ninety (90) days written notice by either party to the other. The Agreement between the Executive and the Company governing Executive's activities during the Period of Soliciting Activities, shall, in addition to the compensation and termination provisions set forth herein, include the terms and conditions of the Company's standard form of Solicitors Agreement annexed hereto as Exhibit A and such other terms and conditions as the Executive and the Company shall agree.

     7. Post-Termination Responsibilities.

     (a) Records and Files: Upon termination of his employment for any reason, whether during the period set forth in Section 2 hereof or thereafter, the Executive shall immediately turn over to the Company all records and files maintained by the Executive relating to the business of the Company or its affiliates and to their


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clients, including, but not limited to, originals and all copies of all correspondence, soliciting materials, contracts, proposals, analyses, performance data and other written or computer software, data bases, programs and disks.

     (b) No Relationship with Clients or Prospective Clients:

          (i) From and after the termination of the Executive's employment for whatever reason, whether during the period set forth in Section 2 hereof or thereafter, neither the Executive nor any entity in which he has an interest, directly or indirectly, whether as an officer, director, partner, stockholder, employee or otherwise (hereinafter referred to as a "related entity") shall approach or solicit, directly or indirectly, any client or prospective client of the Company or its affiliates to become a client of the Executive or a related entity, and the Executive will not authorize or approve the taking of such action by any related entity. Neither the Executive nor any such related entity shall take any action for the purposes of, or which would result in, the termination of any investment management or related relationship between the Company and its affiliates and any of their clients or the creation of such a relationship with the Executive or a related entity, and the Executive will not authorize or approve the taking of such action by any related entity. The restrictions contained in this subsection 7(b)(i) shall continue in effect for a period of two years after the termination of the Executive's employment. For purposes of this Agreement, a "prospective client" is any person or entity with whom the Company was in active negotiation with a view to such person or entity becoming a client of the Company at any time within one year preceding the


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     termination of the Executive's employment. Upon the termination of
     Executive's employment hereunder, the Company shall provide Executive with a written list of its "prospective clients" as defined herein certifying that it is time accurate and complete and Executive shall provide the Company with a comparable similarly certified list reflecting all "prospective clients" as defined herein with whom he has had contact.

          (ii) From and after the termination of the Executive's employment with the Company for whatever reason, whether during the period set forth in
     Section 2 hereof or thereafter, the Executive will not accept or serve any client or prospective client of the Company as a client or customer of the Executive or of any related entity even though the Executive has not solicited or approached such client or prospective client, and the Executive will not authorize or approve the taking of such action by any related entity. The restrictions contained in this Section 7(b)(ii) shall continue in effect for a period of two years after termination of the Executive's employment with the Company.

          (iii) After the termination of the Executive's employment for whatever reason, whether during the period set forth in Section 2 hereof or thereafter, the Executive shall refer to the Company all inquiries from prospective clients on the written lists provided pursuant to Section 7(b)(i) hereof with respect to the services of the Company or the Executive's status with the Company. Any press release issued by the Company or the Executive shall be subject to the Company's and the Executive's



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     approval which shall not be unreasonably withheld and shall form the basis for any reference to Executive's status.

          (iv) The Executive agrees that in addition to any other rights and remedies available to the Company in the event the Executive breaches the provisions of this Section 7(b), the Company shall be entitled to receive from the Executive any and all revenues or other consideration received by the Executive or a related entity from or in respect of any client, or prospective client of the Company in connection with the provision by the Executive or a related entity of investment management or related services.

          (v) The Executive shall notify in writing, and shall furnish a copy of such notice to the Company, any related entity, immediately upon his association therewith, of the restrictions contained in this Section 7.

          (vi) The obligations set forth in Section 7(b) hereof shall cease upon the expiration of the restriction periods contained in subsection (b) of this Section 7.

     (c) Related Entity: Notwithstanding the foregoing, an entity will not constitute a related entity pursuant to this Section 7 solely by virtue of the Executive having an interest in such entity as a stockholder if the Executive's ownership of shares of any class of securities (or options, warrants or rights to acquire such securities, or any securities convertible into such securities) of such entity represents (together with any securities which would be acquired upon the exercise of any such options, warrants or rights or upon the conversion of any other security convertible into such


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securities) 2% or less of the outstanding shares of any such class of securities of an entity whose securities are traded on a national securities exchange or in the over-the-counter market.

     (d) Non-Solicitation, Non-Hiring of Employees: The Executive agrees that for two years from and after the termination of his employment, whether during the period set forth in Section 2 hereof or thereafter, neither he nor any related entity shall induce any employee of the Company or its affiliates to terminate his employment with the Company and shall not hire any employee of the Company or its affiliates even though not solicited by him or any such related entity.

     (e) Family and Related Accounts: Notwithstanding the foregoing, an account shall not be considered the account of a client or prospective client as defined herein, and Executive's activities shall not be proscribed as provided herein, if the client or prospective client is a "Member of the Immediate Family" of the Executive. For the purposes hereof a "Member of the Immediate Family" shall mean with respect to the Executive, his spouse, (or former spouse), parent, or child, each spouse of any such person, each child of any of the aforementioned persons, each trust or comparable entity created solely for the benefit of one or more of the aforementioned persons and each custodian or guardian of any property of one or more of the aforementioned persons in his capacity as such custodian or guardian.

     8. Enforcement. The Executive recognizes that his agreement to the terms and conditions of Sections 7, 8 and 9 of this Agreement represents a material


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inducement to the Company to continue the Executive's employment. The Executive acknowledges that irreparable injury may result to the Company and that the Company will have no adequate remedy at law in the event that the Executive breaches any of the provisions of Section 7 hereof. Accordingly, the Executive agrees that in the event of a breach by the Executive of any of the provisions of Section 7, the Company shall, in addition to all other rights and remedies, be entitled to injunctive relief with respect to such breach and/or to a decree for specific performance of the terms of such Section, in each instance without the necessity of showing any irreparable injury or special damages.

     9. Successors.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) In the event Executive's employment under this Agreement shall terminate for any reason while any amounts have been earned but not paid as of


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the applicable Date of Termination as defined herein or are otherwise due the
Executive under the terms of Section 6 hereof or by reference thereto, then the right to receive such amount shall survive and be enforceable after the termination of Executive's employment hereunder by the Executive, his successors, assigns, executors, administrators, heirs, legatees, devisees or legal representatives.

     10. Chance In Control. A "Change in Control" shall mean that either of the following events shall have occurred: (i) a person as defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 other than Martin T. Sosnoff, Craig B. Steinberg or Anthony G. Miller or members of their respective immediate families, their respective estates, heirs or legatees, is or becomes the "beneficial owner' (as defined in Rule I 3d-3 of the Exchange Act) of 25% or more of the combined voting power of the then outstanding securities of Employer or any successor thereto, or (ii) one half of the directors of the Company currently in office shall cease to be a majority of directors of Employer other than as a result of death, disability, termination with or without cause or resignation of Martin T. Sosnoff or Craig B. Steinberg, from the Company or its Board of Directors. In the event of a Change in Control during the term of Executive's employment under this Agreement, Executive agrees that, notwithstanding anything to the contrary contained in this Agreement, Executive shall be entitled to receive continuing payments if, and only if, Employee remains in the employ of the Company, or its successor resulting from such Change in Control, for a period of two years from the date thereof, unless Employee is terminated without cause by the Company or such successor during such period. Upon the earlier of such termination without cause or


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Executive's resignation at or after the second anniversary of the Change in
Control, the continuing payments shall commence to be paid to Executive pursuant to the terms hereof.

     11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when mailed by United States registered or certified mail, return receipt requested, postage prepaid, transmitted by facsimile transmission or delivered by messenger addressed as follows:


                              If to the Executive:

                              James D. Staub
                              49 Knickerbocker Lane
                              Orinda, California 94563


                              If to the Company:


                              Atalanta/Sosnoff Capital Corporation (Delaware) 101 Park Avenue
                              New York, New York 10178


or to such other address as any such person may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     12. Amendment and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     13. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without reference to conflicts of laws.

     14. Severability: Survivability. It is the intent of the parties hereto that in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The provisions of Sections 6(g), 6(h), 7, 8 and 9(b) of this Agreement shall survive the expiration or termination of Executive's employment hereunder, whether during the period set forth in Section 2 of this Agreement or thereafter, and the termination of this Agreement.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16. Only Employment Agreement. From and after the Effective Date this Agreement shall supersede any and all prior employment agreements between the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                            ATALANTA/SOSNOFF CAPITAL CORPORATION
                                                 (DELAWARE)


                                        By: /s/ MARTIN T. SOSNOFF
                                            ------------------------------
                                            Martin T. Sosnoff
                                            Chairman of the Board


                                            ATALANTA/SOSNOFF MANAGEMENT
                                                 CORPORATION

                                        By: /s/ MARTIN T. SOSNOFF
                                            ------------------------------
                                            Martin T. Sosnoff
                                            Chairman of the Board


                                            /s/ JAMES D. STAUB
                                            ------------------------------
                                            James D. Staub

                                                                                 JAMES D. STAUB
                                                                                 INSTITUTIONAL ACCOUNTS
                                   SCHEDULE A                                    PAYOUT SCHEDULES

                QUARTERLY FEES                                                   QUARTERLY FEES
                                                   TOTAL                         BILLING PERIOD
      ACCOUNT                    EFFECTIVE        THROUGH
        NAME                        DATE          12-31-96       12-32-96        3-31-97         6-30-97         9-30-97
------------------------------------------------------------------------------------------------------------------------
GUAM                               4-04-86       1.299.212         76.524         81.864          83.746          96.976
ST. FRANCIS HOSP                   9-22-86         400.032         43.102         45.376          46.428          51.681
MPLT MEM PARK                      4-20-88          63.915          3.469            N/A             N/A             N/A
MNS                                9-07-88         405.250         42.916         44.562          45.088          50.492
HONOLULU MEDICAL RET               4-01-90         126.388         11.203         11.501          11.337          12.587
HONOLULU MEDICAL 401(K)            4-01-90          67.802          6.901          7.237           7.327           8.236
NO MARIANA ISL RET                 4-01-90       1.056.282        102.518        104.246         105.022         113.870
MPLT GENERAL FUND                  6-01-90         389.309         25.102            N/A             N/A             N/A
HAWAIIAN ELECTRIC FND.             1-01-91          53.291          4.383          4.543           5.304           5.635
MNS AGENCY                         5-15-91         293.079         41.789         43.267          42.860          46.084
SIU                                7-01-91         559.884         50.113         37.670          22.115          25.917
HAWAII TRUCKERS                    7-01-91         463.030         46.815         47.373          51.541          53.284
PRIOR SERVICES                     8-01-91          83.382          5.776          5.647           5.434           5.535
REPUBLIC OF PALAU  SOC SEC        10-01-91         265.388         25.068         25.570          25.588          27.375
SAIPAN TRUST FUND                  1-01-92           8.013          1.306            N/A             N/A             N/A
HOTEL UNION                       11-01-91         830.265         82.189         84.251          84.945          90.864
UNITY HOUSE                       12-02-91         347.969         41.665         44.306           7.585           8.515
BOILERMAKERS (CANADA)              5-11-92         653.189         66.145         68.704          70.081          77.528
MEDICAL FOUNDATION                 4-01-92          80.431          7.146          7.146           7.046           2.784
REPUBLIC OF PALAU CVI SVC         11-16-92         285.215         34.555         35.542          35.879          38.417
HAWAIIAN ELECTRIC HI YIELD         7-01-92         407.713         42.098         34.231             N/A             N/A
CONSUELO ALGER FON.                4-22-93         800.284         68.011         10.122          71.348          78.448
ISEMOT0 CORP. ACCT                 8-31-93          32.785          2.162          2.264           2.324           2.667
ISEMOTO CONTRACTING DBPP           8-31-93          32.079          3.109          3.387           3.333           3.848
RUSSELL LAU                        8-31-92           3.628            409            445             488             543
CONSTANCE LAU                      8-31-92           3.628            409            445             488             543
ROBERT F. CLARKE                   1-01-93          25.444          1.843          2.003           2.200           2.443
FSM F/B/O YAP STATE               12/17/93         129.201         45.138         46.264          46.697          50.523
FSM COMPACT FUND                  12/17/93         138.255         15.653         15.971          16.181          17.915
EAGLE DISTRIBUTORS                 1-13-94          31.295          3.573          2.690             N/A             N/A
ALLAN J. HOWARD IRA                2-01-94          13.298          1.610          1.737           1.924           2.130
TOM R. CONSOLI                     3-01-94          18.025          2,177          2.348           2.602           2.880
ADVANCED MICRO DEVICES             4-01-94         336.216         51,806         53.600          44.264             N/A
JOSEPH DACEY IRA                   4-30-94           9.085          1.091          1.145           1.269           1.338
JOHN MUIR MEDICAL                  5-24-94         427.903         74.764         76.258          76.916          81.181
QUEENS HEALTH SYSTEMS             10-10-94         301.257         41.409         19.353             N/A             N/A
RICHARD L. HANSEN IRA             11-30-94           9.589          1.573          1.697           1.881           2.361
QUEENS HEALTH SYSTEMS             01-09-95         171.834         26.335         34.325          35.089          39.586
PALAU TRUST FUND                  02-01-95         153.936         26.389         27.384          27.498          32.235
HEI VEBA HI YIELD                 09-07-95           5.305          2.154          1.755             N/A             N/A

HEI OPEB EQUITY                   09-07-95           1.416            289            300             368             483
HEI VEBA EQUITY                   09-07-95          13.198          5.069          5.144           6.311           6,885
LINFIELD COLLEGE                                         0            N/A         44.356          46.717          50.635
GEORGE FOX                                               0            N/A          3.439           3.519           3.745
ARCHDIOCESE- PORTLAND                                    0            N/A         22.048          22.501          24.339
CALLAN FAMILY TRUST               01-01-96           1.632            659            N/A             N/A             N/A
MNS -ABC STORES                   01-01-96             264            106            115             127             142
ROBERT N. MILLAWAY IRA            01-01-96           3.341          1.594          1.719           1.905           2.108
PHILIP B. RUPPRECHT IRA           01-01-96           1.312            531            573             634             702
STEPHEN K. WHITTEMORE IRA         01-01-96           6.394          1.877          2.959           3.278           3.628
CHARLES J. HURST IRA              02-01-96           2.045            950          1.025           1.136           1.25X
HARRY J. LARSEN IRA               02-01-96           3.559          1.105            N/A             N/A             N/A
                                                -------------------------------------------------------------------------
TOTAL                                           10.815.247      1.142.578      1.177.907       1.078,324       1.128.06X
                                                =========================================================================

                                                                                JAMES D. STAUB
                                                                                INSTITUTIONAL ACCOUNTS
                                                                                PAYOUT SCHEDULES

 QUARTERLY SHARE @ 5%                                                           QUARTERLY SHARE @ 5%
                                                                   TOTAL        COLLECTION PERIOD
      ACCOUNT                    EFFECTIVE                       THROUGH
        NAME                        DATE          12-31-96       12-32-96        3-31-97         6-30-97         9-30-97
------------------------------------------------------------------------------------------------------------------------
GUAM (1)                           4-04-86          35.058          7.652          8.186           8.375           9.698
ST. FRANCIS HOSP                   9-22-86           8.282          2.155          2.269           2.321           2.584
MPLT MEM PARK (1)                  4-20-88             888            347              0               0               0
MNS                                9-07-88           7.865          2.146          2.228           2.254           2.525
HONOLULU MEDICAL RET               4-01-90           2.278            560            575             567             629
HONOLULU MEDICAL 4OlCK)            4-01-90           1.327            345            362             366             412
NO MARIANA ISL RET (1)             4-01-90          39.797         10.252         10.425          10.502          11.387
MPLT GENERAL FUND U)               6-01-90           6.432          2.510              0               0               0
HAWAIIAN ELECTRIC FND.C2)          1-01-91           3.260            877            909           1,061           1.127
MNS AGENCY                         5-15-91           7.141          2.089          2.163           2.143           2.304
SIU                                7-01-91           9.495          2.506          1.884           1.106           1.296
HAWAII TRUCKERS                    7-01-91           8.822          2.341          2.369           2.577           2.664
PRIOR SERVICES Cl)                 8-01-91           2.630            578            565             543             554
REPUBLIC OF PALAU SOC (1)         10-01-91           9.877          2.507          2.557           2.559           2.738
SAIPANN TRUST FUND (1)             1-01-92             335            131              0               0               0
HOTEL UNION                       11-01-91          16.295          4.109          4.213           4.247           4.543
UNITY HOUSE                       12-02-91           6.842          3.083          2.215             379             426
BOILERMAKERS(CANADA)               5-11-92          12.762          3.307          3.435           3.504           3.876
MEDICAL FOUNDATION                 4-01-92           1.438            357            357             352    .        139
REPUBLIC OF PALAU CVL (1)         11-16-92          12.566          3.456          3.554           3.588           3.842
HAWAIIAN ELECTRIC HI YIELD         7-01-92           8.071          2.105          1.712               0               0
CONSUELO ALGER FDN.                4-22-93          14.285          3.401          3.506           3.567           3.922
ISEMOTO CORP. ACCT                 8-31-93             414            108            113             116             133
ISEMOTO CONTRACTING DBPP           8-31-93             623            155            169             167             192
RUSSELL LAU                        8-31-92               0            RJK            RJK              24              27
CONSTANCE LAU                      8-31-92               0            RJK            RJK              24              27
ROBERT F. CLARKE                   1-01-93             344             92            100             110             122
FSM F/B/O YAP STATE (1)           12/17/93           6.414          4.514          4.626           4.670           5.052
FSM COMPACT FUND (1)              12/17/93           6.114          1.565          1.597           1.618           1.792
EAGLE DISTRIBUTORS                 1-13-94             673            179            135               0               0
ALLAN J. HOWARD IRA                2-01-94             297            161            174             192             213
TOM R. CONSOLI                     3-01-94             805            218            235             260             288
ADVANCED MICRO DEVICES             4-01-94          19.180          2.590          2.680           2.213               0
JOSEPH DACEY IRA                   4-30-94             426            109            115             127             134
JOHN MUIR MEDICAL                  5-24-94          12.819          3.738          3.813           3.846           4.O59
QUEENS HEALTH SYSTEMS             10-10-94           8.056          2.070            968               0               0
RICHARD L. HANSEN IRA             11-30-94             581            157            170             188             208
QUEENS HEALTH SYSTEMS             01-09-95           7.737          1.317          1.716           1.754           1.979
PALAU TRUST FUND (1)              02-01-95          10.012          2.639          5.477           5.500           6.447
HEI VEBA HI YIELD                 09-07-95               0            AGM            AGM             N/A             N/A
HEI OPEB EQUITY                   09-07-95               0            AGM            AGM             N/A             N/A

HEI VEBA EQUITY                   09-07-95               0            AGM            AGM             N/A             N/A
LINFIELD COLLEGE                                         0            N/A          4.436           4.672           5.064
GEORGE FOX                                               0            N/A            344             352             375
ARCHDIOCESE-PORTLAND                                     0            N/A          2.205           2.250           2.434
CALLAN FAMILY TRUST               01-01-96             164             66            N/A             N/A             N/A
MNS -ABC STORES                   01-01-96               0            AGM            AGM             AGM             AGM
ROBERT N. MILLAWAY IRA            01-01-96             335            159            172             191             211
PHILIP B. RUPPRECHT IRA           01-01-96               0            AGM            AGM             AGM             AGM
STEPHEN K. WHITTEMORE IRA         01-01-96             640            188            296             328             363
CHARLES J. HURST IRA              02-01~96             205             95            103             114              26
HARRY J. LARSEN IRA               02-01-96             357            111            N/A             N/A             N/A
                                                   ---------------------------------------------------------------------
TOTAL                                              291.942         76.045         83.128          78.727          33.912
                                                   =====================================================================

ATALANTA/ SOSNOFF MANAGEMENT                                                                          PAYOUT
                                                          IMA                                   FEES
                                                         RR #              ASSET              PERIOD            503
                                                          AND              VALUE               ENDED
NAME                                        A/C #        CODE           06-30-97            09-30-97          STAUB
-------------------------------------------------------------------------------------------------------------------
Aloha Council-Boy Scouts                    10915         JDS            820.431            1.880.OO         188.00
The Cades Foundation                        14500         JDS          1.315.279            2.870.00         143.50
Walter Y. M. Chang. M.D.                    14690         JDS          1.317.433            2.853.00         142.65
Commercial Sheetmetal                       15200         JDS          1.350.401            2.957.0Q         147.85
Vinc & Mild DeDomenico                      16377         JDS           2.678725            6.696.00       1.339.20
Vinc & Mild DeDomenico #3                   16382         JDS          3.268,684            8.171.00       l.634.20
Finance Factors                             20511         JDS          4.339.250            9,656.00         482.80
Hawaii Pacific University                   26075         JDS          1.219.851            2,735.00         136.75
Hawaii Residency Programs                   26100         JDS          3.045.110            6,925.00         346.25
Sheridan C. F. Ing Irrev                    27750         JDS          1.252.934            2,887.00            AGM
King & Neel, Inc.                           30385         JDS          1.509.425            3.389.00         169.45
Minnie Kosasa Rev Tr                        30404         JDS          3.236.755            6.189.00       1,237.80
M.  Kosasa & Sons                           30406         JDS          1.286.383            2.407.00         120.35
Kosasa Revocable Trust                      30408         JDS          1.915.197            3.577.00         178.85
Kosasa Foundation                           30410         JDS          2.399.653            4,636.00         231.80
Maui Publishimg Co.                         34050         JDS          1.296.276            2,996.00         149.80
Jeffrey W. Meyer                            34375         JOS          2.754.746            6.886.00       1,377.20
College of Micronesia                       34670         JDS          1.310.851            2.896.00         579.20
Nancy Newsom Trust                          36600         JDS            611.594            1.528.00         305.60
Sally Newsom Trust                          36601         JDS            627.930            1.569.00         313.80
Newsom Family Trust                         36602         JDS            944.191            2.360.00         472.00
Nittaku Investment Ret                      36700         JDS          4.695.342           14.582.O0       1,458.20
Pacific International                       40050         JDS            585.770            1.270.00            RJK
Anne Pearl                                  40375         JDS          1.420.512            3.551.00         710.20
Rehab. Hosp. of Pac.                        44375         JDS          3.430.152            7.410.00       1,482.00
Reinwald.O'Connor 401(K)                    45346         JDS            158.306              395.00            AGM
Reinwald.0'Connor 401(K)                    45348         JDS            848.154            2.120.00            AGM
Reinwald.O'Connor 401(K)                    45350         JDS            451.061            1,127.00         225.40
Gilbert Butson 401(K)                       45353         JDS            732.577            1,831.00         366.20
John Hoskins 401(K)                         45355         JDS            789.641            1,974.00         394.80
Arthur Reinwald 401(K)                      45357         JDS          1.148.994            2.872.00         574.40
A & J Reinwald                              45375         JDS            723.895            1.809.00         361.80
Wong Sugihara psp                           47600         JDS            826.762            1.803.00         360.60

ATALANTA/ SOSNOFF MANAGEMENT                                                                          PAYOUT
                                                          IMA                                   FEES
                                                         RR #              ASSET              PERIOD            503
                                                          AND              VALUE               ENDED
NAME                                        A/C #        CODE           06-30-97            09-30-97          STAUB
-------------------------------------------------------------------------------------------------------------------
H & G Trainor                               47800         JDS          3.833.261            9.583.00       1.916.60
Geetu Watumull                              54303         JDS            373.102              821.00            AGH
Gulab Waturnull                             54305         JDS            451.201              996.00            RJK
Wayne Basket Co                             56075         JDS          4.411.771           10.276.00       2.055.20
National Mortgage & Finance                 65425         JDS          4.760.484            8.925.00         446.25
Marc E. Arnold                              66035         JDS          1.244.589            1.096.00          54.80
Barry H. Beracha Rev Tr                     66055         JDS          1.277.690            1.120.00          56.00
S & C Howlett Family                        66390         JDS          1.246.802            1.099.00          54.95
Richard J. Mahoney                          66500         JDS          1.281.837            1.120.00          56.00
Assoc Ret Empls P R                         66590         JDS            314.819              359.00          17.95
Gerald Rosenbaum IRA                        66740         JDS            792.138              880.00          44.00
Sicash Builders PSP                         66755         JDS                               1.205.00          60.25
James & Randy Barnhart LIT                  66790         JDS            491.569              538.00          26.90
Suiza Dairy & Affil.                        66795         JDS            402.898              437.00          21.85
T & I Mulcahy                               84780         JDS            854.206            2.135.00         427.00
A.H. Hansen-IRA                             95000         JDS            496.834            1.242.00         248.40
Franklin M. Moses                           95012         JDS          1.776.013            4.440.00         888.00
Jeffery W. Meyer                            95125         JDS          2.908,135            7.270.00       1.454.00
Barry H. Pass Rev Tr                        66575       JDS 96           304.723              334.00          50.10
Pioneer Oil Company. Inc. 66580                         JDS 96         1.159.888            1.273.00         190.95
                                                                     ----------------------------------------------
     TOTAL                                                            82.694.285          181.956.00      23.699.85
                                                                     ====================================
QUARTERLY DRAW / PAYMENTS                                                                                      0.00

CURRENT DUE TO (DUE FROM)                                                                                 23.699.85

PREVIOUS BALANCE                                                                                               0.00
                                                                                                          ---------
NET AMOUNT DUE (RECOVERABLE)                                                                              23.699.85
                                                                                                          =========

                                    EXHIBIT A

                             [Letterhead of Adviser]



                                                                _________, 199_


Mr. James Staub
49 Knickerbocker Lane
Orinda, CA 94563

          Re:       Client Solicitation Activities on behalf of
                    Atalanta/Sosnoff Capital Corporation (Delaware) and Atalanta/Sosnoff Management Corporation
                    (collectively, "Atalanta")

Dear Mr. Staub:

     Atalanta (the "Advisor'), as an investment advisor registered under the Federal Investment Advisors Act of 1940 (the "Act"), is precluded from paying you a cash fee directly or indirectly in connection with your solicitation activities on its behalf except under the limited conditions set forth in Rule 206(4)-3 (the "Rule") of the Act.

     The purpose of this letter is to confirm our understanding with respect to the terms and conditions upon which you shall serve as an independent contractor to the Advisor and effect compliance with the Rule. (A copy of the Rule is attached hereto as Exhibit A.)

     This letter shall supersede any oral or prior written understandings we may have or have had with respect to the subject matter. If the terms and conditions set forth below are satisfactory to you, please sign one copy of this letter and return it to the Advisor, at which time we shall have a binding agreement.

     Our agreement is as follows:

     1. As an independent contractor and not as an employee, you have expressed an interest in soliciting as clients for the Advisor those individuals and entities which you in your best judgment believe to be suitable. The Advisor will have no responsibility to accept any proposed client, and you will have no authority to accept any client on behalf of the Advisor.

     2. The services to be performed hereunder shall be performed by you or by such other person as the Advisor shall expressly approve.


     3. With respect to any client, which the Advisor has concluded in the exercise of its reasonable discretion, has become a client as a direct result of your solicitation efforts (a "Solicited Client"), you will, to the extent reasonably requested by the Advisor, provide continuing service to assist the Solicited Client in maintaining the most effective possible relationship with the Advisor. These services may include regular telephone and in person contact for portfolio reviews and such other services as will assist the Solicited Client in its understanding of the Advisors services.

     4. For your services hereunder, with respect to any Solicited Client, you will receive, for so long as this Agreement remains in effect, compensation as described on Exhibit B-I annexed hereto, you will be reimbursed for your reasonable expenses incurred by you in the solicitation or maintenance of the accounts of Solicited Clients.

     5. You undertake to perform your duties hereunder in a manner consistent with the instructions of the Advisor and the provisions of the Act and the rules thereunder, including the Rule. You confirm that you have read and understand the Rule and will abide by it in your solicitation activities. In accordance with the Rule, you will, at the time of the solicitation activities referred to in paragraph I hereof, provide the Solicited Client with a current copy of the Advisors written disclosure statement, as provided to you by the Advisor, and of a separate written disclosure statement substantially in the form attached hereto as Exhibit C-I. You will obtain from the client a written acknowledgment of the receipt of such disclosure statements, and provide a copy of that acknowledgment to the Advisor.

     6. In performing services hereunder, you will make only such representations, and use only such materials, regarding the Advisor as have been approved or authorized by the Advisor.

     7. This Agreement shall be terminable at any time by you or by the Advisor, with or without cause, effective ninety (90) days after written notice of termination and otherwise shall terminate upon your death or the death of such other person as shall been approved by the Advisor as provided in paragraph 2 above. Your share of compensation in respect of advisory fees of Solicited Clients shall continue until the end of the calendar year of the termination of this Agreement. Upon such termination, each party will keep confidential all proprietary information about the other obtained during the term of this Agreement, including customer lists and sales material, and each shall upon request return to the other any files, customer lists, sales material or other material relating to the business of the other in its possession. Nothing in this paragraph 7 shall require Advisor to cease to serve as Advisor to a Solicited Client upon termination of the Agreement.

     8. The Rule requires that the solicitor not be a person (a) subject to an order of the Securities and Exchange Commission ("SEC") as referenced in the Rule, (b) convicted within the previous ten years of certain felonies or misdemeanors referred in the Rule, (c) found by the SEC to have engaged in conduct referenced in the Rule, or (d) subject to an order, judgment or decree referenced in the Rule. You hereby confirm to us that you have never been the subject of any such order, so convicted or the subject of any such finding or order, judgment or decree.

     9. This Agreement will be governed by, and interpreted in accordance with, the laws of the State of New York.

                              Atalanta/Sosnoff Capital Corporation (Delaware) Atalanta/Sosnoff Management Corporation


                              By:
                                 ----------------------------------------------


Accepted and agreed to,
including attached Exhibits:


/s/ JAMES D. STAUB
--------------------------------
James D. Staub

EXHIBIT A-I
                         Fraudulent Practices -- ss.206                   44,177

[P 56,383A]            Cash Payments for Client Solicitations

     Reg. ss. 275.206(4)-3. (a) It shall be unlawful for any investment adviser required to be registered pursuant to Section 203 of the Act to pay a cash fee, directly or indirectly, to a solicitor with respect to solicitation activities unless:

     (l)(i) the investment adviser is registered under the Act;

     (ii) the solicitor is not a person (A) subject to a Commission order issued under Section 203(0 of the Act, or (B) convicted within the previous ten years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Act, or (C) who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Act, or (D) is subject to an order, judgment or decree described in Section 203(e)(3) of the Act; and

     (iii) such cash fee is paid pursuant to a written agreement to which the adviser is a party; and

     NOTE: The investment adviser shall retain a copy of each written agreement required by this paragraph as part of the records required to be kept under ss. 275.204-2(a)(10) of this chapter.

     (2) such cash fee is paid to a solicitor;

     (i) with respect to solicitation activities for the provision of impersonal advisory services only; or

     (ii) who is (A) a partner, officer, director or employee of such investment adviser or (B) a partner, officer, director or employee of a person which controls, is controlled by, or is under common control with such investment adviser provided that the status of such solicitor as a partner, officer, direct or employee of such investment adviser or other person, and any affiliation between the investment adviser and such other person, is disclosed to the client at the time of the solicitation or referral; or

     (iii) other than a solicitor specified in paragraph (a)(2)(i) or (ii) above if all of the following conditions are met;

     (A) The written agreement required by paragraph (a)(l)(iii) of this section: (1) describes the solicitation activities to be engaged in by the solicitor on behalf of the investment adviser and the compensation to be received therefor; (2) contains an undertaking by the solicitor to perform his duties under the agreement in a manner consistent with the instructions of the investment adviser and the provisions of the Act and the rules thereunder; (3) requires that the solicitor, at the time of any solicitation activities for which compensation is paid or to be paid by the investment adviser, provide the client with a current copy of the investment advisers written disclosure statement required by ss. 275.204-3 of this chapter ("brochure rule') and a separate written disclosure document described in paragraph (b) of this rule.

     (B) The investment adviser receives from the client, prior to, or at the time of, entering into any written or oral investment advisory contract with such client, a signed and dated acknowledgment of receipt of the investment adviser's written disclosure statement and the solicitor's written disclosure document.

     NOTE: The investment adviser shall retain a copy of each such acknowledgment and solicitor disclosure document as part of the records required to be kept under ss. 275.204-2(a)(15) of this chapter.

     (C) The investment adviser makes a bona tide effort to ascertain whether the solicitor has complied with the agreement, and has a reasonable basis for believing that the solicitor has so complied.

     (b) The separate written disclosure document required to be furnished by the solicitor to the client pursuant to this section shall contain the following information:


Federal Securities Law Reports                  Reg. ss. 275.206(4)-3  P.56,383A

44,178                       Investment Advisers Act

     (1) The name of the solicitor:

     (2) The name of the investment adviser'.

     (3) The nature of the relationship, including any affiliation, between the solicitor and the investment adviser,

     (4) A statement that the solicitor will be compensated for his solicitation services by the investment adviser;

     (5) The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor; and

     (6) The amount, if any, for the cost of obtaining his account the client will be charged in addition to the advisory fee, and the differential, if any, among clients with respect to the amount or level of advisory fees charged by the investment adviser if such differential is attributable to the existence of any arrangement pursuant to which the investment adviser has agreed to compensate the solicitor for soliciting clients for, or referring clients to, the investment adviser.

     (c) Nothing in this section shall be deemed to relieve any person of any fiduciary or other obligation to which such person may be subject under any law.

     (d) For purposes of this section,

     (1) "Solicitor" means any person who, directly or indirectly, solicits any client for, or refers any client to, an investment adviser.

     (2) "Client" includes any prospective client.

     (3) "Impersonal advisory services" means investment advisory services provided solely by means of (i) written materials or oral statements which do not purport to meet the objectives or needs of the specific client, (ii) statistical information containing no expressions of opinions as to the investment merits of particular securities, or (iii) any combination of the foregoing services.

     [Adopted in Release No. IA-688 (182,128), effective September 30, 1979,44 FR. 42130; Release No. IC-17085 (P.84,434), effective September 25, 1989. 54
F.R. 32048; and Release No. IA-1633 (P.85,940), effective July 8, 1997, 62 F.R.
28112.]

                                   EXHIBIT B-I


Compensation - [name]


     Percentage of advisory fees commencing on the later of establishment of Solicited Client relationship or receipt of written Solicited Client acknowledgment of your compensation arrangement with [___________], in accordance with Section 4(b) of a certain Executive Employment Agreement by and between Atalanta and James D. Staub dated December __, 1997.

                                   EXHIBIT C-I


[Addressee shall be the person
or body which makes investment
manager selection or delegate]

Dear ________:


     I have previously caused to be furnished to you the Form ADV, Part II for Atalanta (the "Advisor"). The information in the form required disclosure prior to your establishing a manager-client relationship with the Advisor.

     As I previously advised you, for so long as you employ the Advisor as your investment manager and my agreement with the Advisor remains in effect, the Advisor will pay me as compensation on an ongoing basis an annual referral fee equal to ____ percent (_____%) of its advisory fees which fees will be deducted directly from your account. This compensation will cover all expenses involved in assisting you in maintaining the most effective possible relationship with the Advisor. These services may include regular telephone and in person contact for portfolio reviews and such services as will assist you in your understanding of the Advisor's services.

     The Advisor charges varying fees for its advisory services. The fee being paid by you for the Advisor's services has not been increased as result of amounts being paid by the Advisor to me.

     Except as described in this disclosure statement, the Advisor and 1 are not otherwise affiliated and each is an independent contractor.

                                        Sincerely,




I hereby acknowledge receipt
of the above-referenced Form ADV
and of this letter:


________________________________
[print name and title below line]